Exhibit 1.1

                             Shares

China Shengda Packaging Group Inc.

Common Stock

UNDERWRITING AGREEMENT

, 2010

Oppenheimer & Co. Inc.

as Representative of the several

Underwriters named in Schedule I hereto

300 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

China Shengda Packaging Group Inc., a Nevada corporation (the “Company”) and the person listed on Schedule II hereto (the “Selling Stockholder”), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of                  shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  Of the            Firm Shares,              are to be issued and sold by the Company and              are to be sold by the Selling Stockholder. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional                        shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares.  The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-168370), including a Preliminary Prospectus (as hereinafter defined) relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you.  The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable.  The Company and the Selling Stockholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.     Sale, Purchase, Delivery and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)           The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price (net of discount, commissions and non-accountable expense allowance) of $           per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.  The Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column

“Number of Firm Shares to be Purchased from the Selling Stockholder” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b)           The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares.  Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)           Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on the same or such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)           Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to the accounts specified by the Company and the Selling Stockholder, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e)           The Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter.  The Company will cause the certificates representing the Shares, if certificated, to be made available for checking and packaging, at such place as is designated by the Representative, on the business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.     Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any),  as follows:

(a)           On the Effective Date, the Registration Statement complied, and on the date of the  Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder.  The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements regarding the name and the corresponding share amounts set forth in the second paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b)           As of the Applicable Time (as hereinafter defined), neither (i) the price to the public and the number of shares offered and sold, as indicated on the cover page of the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus (as hereinafter defined) when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show and, without limitation, any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act (each, a “Road Show”), (i) is identified in Schedule IV hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares (and if there is more than one version of a Road Show for the Offering that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [6:00] [a/pm] (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.

(c)           The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement., the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration

Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)               The consolidated financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the financial position and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.  The summary and selected financial data included in the Statutory Prospectus and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been compiled on a basis consistent with the consolidated financial statements set forth in the Prospectus, the books and records of the Company and its subsidiaries and the other financial and operating data set forth in the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(f)                Bernstein & Pinchuk LLP (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by its reports, was (A) an independent public accountanting firm as required by the Securities Act and the Rules; (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(g)               The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties.  All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares or ownership interests in any of the subsidiaries are outstanding. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(h)           Except as may be disclosed in the Registration Statement, Statutory Prospectus and the Prospectus, the Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its  obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(i)            Except for its status as a shell company and an issuer in an offering of primary stock, the Company is not otherwise an “ineligible issuer” as defined in Rule 405 of the Rules.

(j)            The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business.  Neither the Company nor any of its subsidiaries has received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(k)           The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(l)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m)          There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus or the Prospectus accurately reflects in all respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(n)           The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in the Registration Statement, Statutory Prospectus and the Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

(o)           There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required under the Securities Act or Rules to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(p)           The statistical, industry-related and market related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they were derived.

(q)           Neither the Company nor any of its subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any of its subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(r)            This Agreement has been duly authorized, executed and delivered by the Company.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(s)           This Agreement is in proper form to be enforceable against the Company in the State of Nevada in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the State of Nevada of this Agreement, it is not necessary that this

Agreement be filed or recorded with any court or other authority in the State of Nevada or that any stamp or similar tax in the State of Nevada be paid on or in respect of this Agreement or any other documents to be furnished hereunder.

(t)            Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) are or will be, as of the date hereof or at each Closing Date, adversely affected by the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of the People’s Republic of China (the “PRC”) (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”).

(u)           The Custody Agreement (as defined below) between each Selling Stockholder and the Company has been duly authorized by the Company and, when duly executed and delivered by the Company, and assuming the Custodian has satisfied those legal requirements that are applicable to it to the extent necessary to make the Custody Agreement enforceable against it,, will under the applicable laws of the United States and the British Virgin Islands constitute a valid, binding and enforceable agreement of the Company.

(v)           The statements set forth in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to the People’s Republic of China—If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that its approval was required in connection with this offering, we may become subject to penalties.” are fair and accurate summaries of the matters described therein in all material respects, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(w)          Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to ensure compliance by each of its shareholders that, to the best knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(x)            The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus.  The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Shares, when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus.  All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Statutory Prospectus and the Prospectus.

(y)           The information set forth under the caption “Capitalization” in the Registration Statement, the Statutory Prospectus and the Prospectus is true and correct in all material respects.

(z)            The statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Securities”, insofar as it purports to constitute summaries of the terms of the Common Shares, or describe the provisions of the laws and documents referred to therein, are accurate and fair summaries or descriptions of such terms and provisions in all material respects.

(aa)         None of the persons listed on Schedule III hereto has any right, which has not been waived, to have any security owned by such person included in the Registration Statement or to demand registration of any security owned by such person for a period of 360 or 180 days, as the case may be, after the date of this Agreement.  Each of the persons listed on Schedule III hereto has delivered to the Representative his enforceable written lock-up agreement in the form, as appropriate, set forth on Exhibit A attached hereto (the “Lock-Up Agreement”).

(bb)         There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(cc)         All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

(dd)         Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. There is no threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and the Company has no reason to believe that such officers will not remain in the employment of the Company.

(ee)         No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ff)           The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(gg)         The Company and each of its subsidiaries has filed all U.S federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. All tax liabilities (including any liabilities currently contested in good faith) have been adequately provided for in the financial statements of the Company and there are no tax audits or investigations pending, which if adversely determined, would have a Material Adverse Effect; nor are there any material actual or proposed additional tax assessments against the Company or any of its subsidiaries.

(hh)         The Shares have been duly authorized for listing on the NASDAQ Global Market, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(ii)           The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

(jj)           The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company, including all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ll)           Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(mm)       Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(nn)         Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(oo)         The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605 of the NASDAQ Stock Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605 of the NASDAQ Stock Market.

(pp)         To the extent that the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with all other applicable provisions of the Sarbanes-Oxley Act, any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ regulations upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness.

(qq)         Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Statutory Prospectus and the Prospectus; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(rr)           Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(ss)         There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company for furnishing to FINRA pursuant to FINRA Rules 5110 and 5190 is true, complete and correct.

(tt)           There are no contracts, agreements or understandings between the Company and any person (other than the Underwriters) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with or to any person (other than the Underwriters) with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(uu)         The Company does not believe it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ended December 31, 2009 and does not expect to be a PFIC for the year ending December 31, 2010, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(vv)         Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) each of the Company and its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CER, CLA 1980.

(ww)       In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(xx)          Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, neither the Company nor its subsidiaries has incurred any material costs or liabilities associated with Environmental Laws that would singly or in the aggregate, have a Material Adverse Effect.

(yy)         The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz)          Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of it or any of its subsidiaries (a) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any law, rule or regulation of similar purpose and scope in any relevant jurisdiction, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and other applicable anti-corruption laws and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Company and its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any statute or other law or rule, regulation, order or decree having the force of law in the PRC addressing anti-corruption, anti-bribery or other economic crimes.

(aaa)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(bbb)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of laws and regulations imposing U.S. sanctions, including but not limited to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ccc)       Except to the extent described in the Registration Statement, the Statutory Prospectus and the Prospectus, all dividends and other distributions declared and payable on the equity interests of the Company and its subsidiaries may under current laws and regulations of the British Virgin Islands and the PRC be converted into foreign currency that may be freely transferred out of the British Virgin Islands and the PRC, as the case may be, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the British Virgin Islands [and the PRC] and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Islands [and the PRC] without the necessity of obtaining governmental authorization in the British Virgin Islands [and the PRC].

(ddd)      No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the British Virgin Islands and the PRC or any political subdivision or taxing authority thereof or therein in connection with: (A) the issuance, sale and delivery of the sales by the Company to or for the respective accounts of the Underwriters or (B) the sale and delivery by the Underwriters of the shares to the initial purchasers thereof in the manner contemplated by this Agreement.

(eee)       The statements in the Statutory Prospectus and the Prospectus under the captions “Transactions with Related Parties, Promoters and Certain Control Persons; Corporate Governance,” “Business—Regulation” “United States Federal Income Tax Considerations” and “PRC Income Tax Considerations”, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and fairly present the information with respect to such documents and matters.  Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

(fff)         Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ggg)      Under the laws of the State of Nevada, the courts of the State of Nevada recognize and give effect to the choice of law provisions set forth herein and enforce judgments of New York courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth herein will be recognized by the courts of the PRC and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

(hhh)      Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which will be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Common Shares pursuant to the Registration Statement.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(iii)          None of the Company, its directors or its officers has distributed nor will  distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(d) below.

Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters for purposes of the opinions to be delivered pursuant to Section 4 hereof only, may allow counsel to the Company and counsel to the Underwriters to rely upon the accuracy and truthfulness of the foregoing representations as to matters of fact.

3.            Representations and Warranties of the Selling Stockholder.  The Selling Stockholder hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and, if the Selling Stockholder is selling Option Shares, as of each such Option Shares Closing Date (if any), as follows:

(a)             The Selling Stockholder has caused certificates for the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to                                (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated                          among the Custodian and the Selling Stockholder substantially in the form attached hereto as Exhibit B (the “Custody Agreement”).

(b)            The Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the person named therein, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Stockholder pursuant hereto.

(c)             This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of the Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms.

(d)            The election form which sets forth the amount of Shares the Selling Stockholder has elected to sell in the offering completed by each such Selling Stockholder and submitted to the Company by facsimile on or before November 8, 2010 does not and as of each Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and each such Selling Stockholder’s election to sell the number of Shares in the election form is valid and binding on such Selling Stockholder.

(e)             The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Selling Stockholder of this Agreement and the performance by the Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by each such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder, do not and will not, whether with our without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to the terms of any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or to which any of the property or assets of the Selling Stockholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

(f)             The Selling Stockholder has, and on the Firm Shares Closing Date and each Option Shares Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(g)            The Selling Stockholder has, and on the Firm Shares Closing Date and each Option Shares Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement, and the Shares so delivered by such Selling Stockholder will be freely transferable by such Selling Stockholder to or for the account of the several Underwriters and the initial purchasers thereof.

(h)            Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any  lien, claim, mortgage, pledge, security interest or other encumbrance.

(i)              All information relating to the Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(j)              The Selling Stockholder has reviewed the Registration Statement, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading, (ii) on the Effective Date, the Prospectus contained and, on each Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading, and (iii) as of the Applicable Time, neither the General Disclosure Package nor any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)             The sale of Shares by the Selling Stockholder pursuant to this Agreement is not prompted by the Selling Stockholder’s knowledge of any material information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(l)              The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)          No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Firm Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

(n)           The Selling Stockholder and any of its direct or indirect owners or controlling persons, that is a PRC resident or PRC citizen is in compliance with any applicable rules and regulations of the State Administration of Foreign Exchange, including without limitation, having completed or being in the process of completing any registration or other procedures required thereunder.

(o)           Neither the Selling Stockholder nor any of its employees nor, to the knowledge of the Company, any controlled affiliate of the  Selling Stockholder (which for the avoidance of doubt shall not be deemed to include the Company and its subsidiaries) has taken any action, directly or indirectly, that would result in a violation by such persons of laws and regulations imposing U.S. sanctions, including but not limited to any U.S. sanctions administered by the OFAC; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(p)           There are no affiliations with FINRA for the Selling Stockholder or any of its officers, directors or, to the best of the knowledge of the Selling Stockholder, any five percent or greater stockholder of the Selling Stockholder.

(q)                                 The Selling Stockholder does not have actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

(r)                                    The Selling Stockholder has not prepared, used or referred to, nor will it prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Rules).

(s)                                  The Selling Stockholder has not distributed and will not distribute any material related to the offering and sale of the Shares by the Company and the Selling Stockholder, including any free writing prospectus.

(t)                                    The representations and warranties of the Selling Stockholder in the Custody Agreement are and on each Closing Date will be, true and correct.

(u)                                 No stamp or other issuance or transfer taxes or duties or similar taxes are payable in the relevant jurisdictions, including but not limited to the United States, the British Virgin Islands or the PRC, by or on behalf of the Underwriters, to any taxing authority thereof or therein in connection with the sale and delivery of Firm Shares and Option Shares, if applicable, by each Selling Stockholder, in accordance with the terms of this Agreement and as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

4.               Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)                                  Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)                                  The representations and warranties of the Company and the Selling Stockholder contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The

Company and the Selling Stockholder shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)                                     The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included,  any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (iv) subsequent to the end of the period covered by the latest audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, there has been no material adverse change, nor, to such officer’s knowledge, any development or event that is reasonably likely to cause a prospective material adverse change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, and, to such officer’s knowledge, there has been no adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(e)                      The Representatives shall have received on each Closing Date a certificate addressed to the Representatives and dated such Closing Date, from the Selling Stockholder, to the effect that: (i) the representations, warranties and agreements of the Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) the Selling Stockholder has carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus, and, in the opinion of such Selling Stockholder, (A) with respect to the information relating to such Selling Stockholder, as of the Effective Date, the Registration Statement and the Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling

Stockholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

(f)                                    The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)                                     The Representative shall have received on each Closing Date from Pillsbury Winthrop Shaw Pittman LLP, United States special securities counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit D attached hereto.

(h)                                     The Representative shall have received on each Closing Date from Holland & Hart, Nevada counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit E attached hereto.

(i)                                         The Representative shall have received on each Closing Date from [   ], BVI counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit F hereto.

(j)                                     The Representative shall have received on each Closing Date from Global Law Office, PRC counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit G attached hereto.

(k)                                  The Representative shall have received on the Firm Shares Closing Date from Pillsbury Winthrop Shaw Pittman LLP, United States special securities counsel for the Selling Stockholder, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit H attached hereto.

(l)                                     The Representative shall have received on the Firm Shares Closing Date from Campbells, Cayman Islands counsel for the Selling Stockholder, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibit I attached hereto.

(m)                               The Representative shall have received on each Closing Date from DLA Piper Hong Kong, United States counsel for the Representative, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(n)                                     The Representative shall have received on each Closing Date from Jun He Law Office, PRC counsel for the Underwriters, an opinion, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(o)                                 All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative, and their counsel.

(p)                                 The Representative shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule III hereto.

(q)                                 The Shares shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(r)                                    The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

(s)                                  On the Firm Shares Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Shares.

(t)                                    Each of the Company and the Selling Stockholder shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

5.               Covenants and other Agreements of the Company, the Selling Stockholder and the Underwriters.

(a)                                  The Company covenants and agrees as follows:

(i)                                                             The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)                                                          The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any Issuer Free Writing Prospectus, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                                                       If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to paragraph (ii)

of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                                                      If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)                                                         The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi)                                                      The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.  If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)                                                   The Company shall cooperate with the Representative and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)                                                The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)                                                        Without the prior written consent of Oppenheimer & Co. Inc., for a period of 180 or 360 days after the date of this Agreement, as the case may be, the Company and each of the persons listed on Schedule III hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus.  In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during such period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 or 360 days after the date of this Agreement, , as the case may be, such person will not, without the prior written consent of Oppenheimer & Co. Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.  Notwithstanding the foregoing, (i) the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lock-up restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 180-day period described in this Section 5(a)(viii), the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; the restrictions imposed during this Section 5(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(x)                                                           On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Global Market (including any required registration under the Exchange Act).

(xi)                                                        Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii)                                                     The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(b)                                 The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus,  the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) up to $10,000 of the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares; (vi) inclusion of the Shares for listing on the NASDAQ Global Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters.  If the transactions contemplated hereby are consummated, the Underwriters agree to pay all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and expenses of counsel for the Underwriters. Subject to the provisions of Section 8, if this Agreement is terminated, the Company agrees to pay, in addition to the amounts payable pursuant to the second preceding sentence, all reasonable out-of-pocket costs and expenses incident to the public offering of the Shares and the performance of the obligations hereunder of the Underwriters (including, without limitation, the fees and expenses of counsel for the Underwriters), provided that such expenses shall not exceed US$250,000 without the approval of the Company (such approval of the Company not to be unreasonably withheld).

(c)                                  The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

(d)                                 Each of the Company and the Selling Stockholder acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company, the Selling Stockholder or any other person.  Additionally, each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters have not and will not advise the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Company and the Selling Stockholder has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, the Selling Stockholder or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.  Each of the Company and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company, the Selling Stockholder or any other person in connection with any such transaction or the process leading thereto.

(e)                                  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

(f)                                    The Company agrees to furnish to the Representative a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representative reasonably objects, and not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act an Issuer Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

6.                                       Indemnification.

(a)                                  Each of the Company and the Selling Stockholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus,  the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholder may otherwise have.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholder (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

(c)                                  Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7.                                       Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate Initial Price of the Shares.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriter’s obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

8.                                       Termination.

(a)                                      This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)                                     If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or a Selling Stockholder, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholder, or to the other Underwriters for damages occasioned by its failure or refusal.

9.                                       Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Stockholder, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholder, and without liability on the part of the Company or the Selling Stockholder, except as provided in Sections 5(b), 6, 7 and 8.  The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10.                                 Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholder or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company, the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017 Attention:  Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017 Attention: R. Wade Dougherty (fax 212-667-7144)  and to DLA Piper Hong Kong LLP Attention: Gene Buttrill (fax +852-2810-1345), (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, DC 20037 Attention: Louis A. Bevilacqua and (c) if to the Selling Stockholder, to                  with a copy to                 .

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Each of the Company and the Selling Stockholder irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The Company hereby irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, NY 10011 as agent upon whom process against the Company may be served. The Selling Stockholder hereby irrevocably designates [    ] New York, New York [  ] as agent upon whom process against the Selling Stockholder may be served. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND THE SELLING STOCKHOLDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant party or parties could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each party hereto with respect to any sum due from it to any other party hereto or any person controlling any such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of any sum in such other currency, and only to the extent that such other party or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such other party or controlling person hereunder, the first-mentioned party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such other party or controlling person hereunder, such other party or controlling person agrees to pay to the first-mentioned party an amount equal to the excess of the United States dollars so purchased over the sum originally due to such other party or controlling person hereunder.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

CHINA SHENGDA PACKAGING GROUP INC.

By
Title:

CHINA SEED VENTURES, L.P.

By
Title:

Confirmed:

OPPENHEIMER & CO. INC.

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By OPPENHEIMER & CO. INC.

By
Title:

SCHEDULE I

Name of Underwriter	Number of Firm Shares to be Purchased from the Company	Number of Firm Shares to be Purchased from the Selling Stockholder

Oppenheimer & Co. Inc.
William Blair & Company, L.L.C.

Brean Murray, Carret & Co., LLC

Total

SCHEDULE II

Name of Selling Stockholder	Number of Firm Shares to be Sold
China Seed Ventures, L.P.

Total

SCHEDULE III

List of Persons and Entities Subject to Lock-Up

1.               Envision Capital Partners, L.P.

2.               ABH Capital Management LLC

3.               Newberg Road Partners, L.P.

4.               Beekman 514, Ltd.

5.               Palm Springs International Holding Limited

6.               China Seed Ventures, L.P.

7.               Nengbin Fang

8.               Congyi Fang

9.               Shun-Kuen Chan

10.         Michael Zhang

11.         Yaoquan Zhang

12.         Daliang Teng

13.         Jiayao Wu

14.         Wuxiao Fang

SCHEDULE IV

Issuer Free Writing Prospectuses

Exhibit A

FORM OF LOCK-UP AGREEMENT

              , 2010

Oppenheimer & Co. Inc.
as Representative of the Several Underwriters

300 Madison Avenue

New York, New York 10017

Re:                               Public Offering of China ShengdaPackaging Group Inc.

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Shengda Packaging Group Inc. (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of common stock, par value $0.001 (“Common Stock”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending [360/180] days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (x) Common Stock to be transferred as a gift or gifts

A-1

(provided that any donee thereof agrees in writing to be bound by the terms hereof), (y) the sale of the Securities to be sold pursuant to the Prospectus and (y) sales under any 10b-5 plan.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[DIRECTOR/OFFICER/5% STOCKHOLDER
/SELLING STOCKHOLDER]

By:
Name:
Title:

Exhibit B

FORM OF CUSTODY AGREEMENT

Exhibit C

FORM OF SELLING STOCKHOLDERS’

IRREVOCABLE POWER OF ATTORNEY

Exhibit D

FORM OF OPINION OF COMPANY U.S. COUNSEL

Exhibit E

FORM OF OPINION OF COMPANY LOCAL COUNSEL

Exhibit F

FORM OF OPINION OF COMPANY BVI COUNSEL

Exhibit G

FORM OF OPINION OF COMPANY PRC COUNSEL

Exhibit H

FORM OF OPINION OF SELLING STOCKHOLDER U.S. COUNSEL

Exhibit I

FORM OF OPINION OF SELLING STOCKHOLDERS CAYMAN COUNSEL